      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2002.


                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              WILLBROS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                     REPUBLIC OF PANAMA                                               98-0160660
              (State or Other Jurisdiction of                                      (I.R.S. Employer
               Incorporation or Organization)                                   Identification Number)

                             ---------------------
                              PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                                 APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA
                                (50-7) 213-0947
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------

                                 LARRY J. BUMP
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              WILLBROS GROUP, INC.
                             C/O WILLBROS USA, INC.
                             4400 POST OAK PARKWAY
                                   SUITE 1000
                              HOUSTON, TEXAS 77027
                                 (713) 403-8000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                WITH COPIES TO:

                   ROBERT A. CURRY, ESQ.                                        JAMES M. PRINCE, ESQ.
                  ROBERT J. MELGAARD, ESQ.                                       T. MARK KELLY, ESQ.
                   CONNER & WINTERS, P.C.                                       VINSON & ELKINS L.L.P.
                   3700 FIRST PLACE TOWER                                       2300 FIRST CITY TOWER
                    15 EAST FIFTH STREET                                             1001 FANNIN
                 TULSA, OKLAHOMA 74103-4344                                   HOUSTON, TEXAS 77002-6760
                       (918) 586-5711                                               (713) 758-2222
                 (918) 586-8548 (FACSIMILE)                                   (713) 615-5962 (FACSIMILE)

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-83150

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
          SECURITIES TO BE REGISTERED               REGISTERED           PER SHARE          OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.05 par value)(1)..............     741,750(2)           $17.75(3)          $13,166,062(3)          $1,212
Preferred Share Purchase Rights(1).............     741,750(2)              -- (1)                 -- (1)              -- (1)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement, dated April 1, 1999, with Mellon Investor Services, LLC, as Rights Agent.


(2) Includes 96,750 shares of common stock and accompanying preferred share purchase rights that the Underwriters have the option to purchase to cover over-allotments, if any.


(3) Estimated solely for the purpose of computing the amount of the registration fee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-83150) filed by Willbros Group, Inc. with the Securities and Exchange Commission on February 21, 2002, as amended by Amendment No. 1 thereto filed on April 3, 2002, Amendment No. 2 thereto filed on April 22, 2002, Amendment No. 3 thereto filed on April 26, 2002, and Amendment No. 4 thereto filed on May 8, 2002, which was declared effective by the Securities and Exchange Commission on May 8, 2002, including the exhibits thereto, are incorporated herein by reference.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (Reg. No. 333-83150), as amended, are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith:


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  5       --   Opinion of Arias, Fabrega & Fabrega, regarding the legality of the common stock.
 23.1     --   Consent of KPMG LLP.
 23.2     --   Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
 23.3     --   Consent of Sidley Austin Brown & Wood LLP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of May, 2002.

                                          WILLBROS GROUP, INC.

                                          By:       /s/ LARRY J. BUMP
                                            ------------------------------------
                                                       Larry J. Bump
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ LARRY J. BUMP                    Director, Chairman of the Board and    May 8, 2002
 ------------------------------------------------     Chief Executive Officer (Principal
                  Larry J. Bump                               Executive Officer
                                                        and Authorized Representative
                                                            in the United States)


              /s/ MICHAEL F. CURRAN                     Director, Vice Chairman of the      May 8, 2002
 ------------------------------------------------    Board, President and Chief Operating
                Michael F. Curran                                  Officer


              /s/ WARREN L. WILLIAMS                   Vice President, Chief Financial      May 8, 2002
 ------------------------------------------------           Officer and Treasurer
                Warren L. Williams                     (Principal Financial Officer and
                                                        Principal Accounting Officer)


               /s/ PETER A. LEIDEL*                                Director                 May 8, 2002
 ------------------------------------------------
                 Peter A. Leidel


             /s/ RODNEY B. MITCHELL*                               Director                 May 8, 2002
 ------------------------------------------------
                Rodney B. Mitchell


               /s/ MICHAEL J. PINK*                                Director                 May 8, 2002
 ------------------------------------------------
                 Michael J. Pink


            /s/ JAMES B. TAYLOR, JR.*                              Director                 May 8, 2002
 ------------------------------------------------
               James B. Taylor, Jr.


              /s/ GUY E. WALDVOGEL*                                Director                 May 8, 2002
 ------------------------------------------------
                 Guy E. Waldvogel

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


              /s/ JOHN H. WILLIAMS*                                Director                 May 8, 2002
 ------------------------------------------------
                 John H. Williams


              *By: /s/ LARRY J. BUMP
    ------------------------------------------
                  Larry J. Bump
                 Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  5       --   Opinion of Arias, Fabrega & Fabrega, regarding the legality of the common stock.
 23.1     --   Consent of KPMG LLP.
 23.2     --   Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
 23.3     --   Consent of Sidley Austin Brown & Wood LLP.